SUB-ITEM 77Q1(a)

Appendix A, dated April 14, 2011, to the Master Amended and Restated By-Laws for Massachusetts Investors Growth Stock Fund, dated January 1, 2002 as revised through August 22, 2007, is contained in Post-Effective Amendment No. 46 to the Registration Statement of MFS Series Trust II (File Nos. 33-7637 and 811-4775), as filed with the Securities and Exchange Commission via EDGAR on May 13, 2011, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.